UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

Suburban Propane Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14222	22-3410353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Route 10 West Whippany, NJ		07981
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 887-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Supplemental Indenture

On February 7, 2017, as previously announced, Suburban Propane Partners, L.P. (“Suburban Propane”), Suburban Energy Finance Corp. (together with Suburban Propane, “Suburban”) and Suburban Propane, L.P. entered into an underwriting agreement with Wells Fargo Securities, LLC, as representative of the several underwriters named therein (the “Underwriters”), pursuant to which Suburban sold $350,000,000 aggregate principal amount of 5.875% senior notes due March 1, 2027 (the “2027 Notes”).

On February 14, 2017, the 2027 Notes were issued under an indenture for senior debt securities (the “Base Indenture”) with The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by a third supplemental indenture (the “2027 Notes Supplemental Indenture” and, together with the Base Indenture, the “2027 Notes Indenture”).

The 2027 Notes will bear interest at a rate of 5.875% per year, payable semiannually in arrears on March 1 and September 1 of each year, commencing on September 1, 2017.

The 2027 Notes will be unsecured, senior obligations and rank senior in right of payment to any future subordinated indebtedness and pari passu in right of payment to all of Suburban’s existing and future unsecured senior indebtedness. The 2027 Notes will be structurally subordinated to the indebtedness and other liabilities of all of Suburban’s subsidiaries, including the indebtedness and other liabilities of its operating partnership, Suburban Propane L.P., and its subsidiaries, so long as such subsidiaries do not guarantee the 2027 Notes.

The 2027 Notes Indenture contains covenants that, among other things, limit Suburban’s ability and the ability of Suburban’s restricted subsidiaries (as defined in the 2027 Notes Indenture) to:

•	incur additional debt or issue preferred stock;

•	pay dividends or make other distributions on, redeem or repurchase Suburban’s capital stock;

•	make investments or other restricted payments;

•	enter into transactions with affiliates;

•	sell, transfer or issue shares of capital stock of restricted subsidiaries;

•	create liens on their assets;

•	transfer or sell assets;

•	restrict dividends or other payments to Suburban; and

•	effect a consolidation, liquidation or merger.

These covenants are subject to important limitations and exceptions that are described in the 2027 Notes Indenture.

The 2027 Notes were offered pursuant to a shelf registration statement on Form S-3 (File Nos. 333-195864 and 333-195864-01), which became effective upon its filing with the Securities and Exchange Commission on May 12, 2014. A Preliminary Prospectus Supplement dated February 7, 2017 relating to the 2027 Notes and supplementing the Prospectus was filed with the SEC on February 7, 2017, and a final Prospectus Supplement dated February 7, 2017, was filed with the SEC on February 8, 2017.

The net proceeds from the sale of the 2027 Notes were estimated to be approximately $344.0 million (after deducting underwriting discounts, commissions and estimated expenses). Certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with Suburban in the ordinary course of its business. Affiliates of certain underwriters are lenders under Suburban’s credit facilities. These underwriters and their related entities have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.

The description of the 2027 Notes Indenture in this Form 8-K is a summary and is qualified in its entirety by the terms of the 2027 Notes Supplemental Indenture. A copy of the 2027 Notes Supplemental Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference. The form of 2027 Notes issued pursuant to the 2027 Notes Supplemental Indenture is included as Annex A to the 2027 Notes Supplemental Indenture and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Effective as of February 14, 2017, the indenture dated as of August 1, 2012, as amended by the first supplemental indenture dated as of May 23, 2014 (the “2021 Notes Indenture”), among Suburban and the Trustee governing Suburban’s 7.375% senior notes due 2021 (the “2021 Notes”) has been satisfied and discharged in accordance with the terms of the 2021 Notes Indenture. Using the net proceeds from the sale of the 2027 Notes, together with borrowings under its existing revolving credit facility, Suburban caused to be paid: (i) approximately $261.8 million to holders of the 2021 Notes that tendered their 2021 Notes pursuant to the previously announced cash tender offer (the “Offer”) as of 5:00 P.M., New York City time, on February 13, 2017 (the “Expiration Time”), consisting of (1) $261.1 million of base tender offer consideration for the $250.7 million aggregate principal amount of 2021 Notes tendered (excluding $6.6 million aggregate principal amount of 2021 Notes that remain subject to guaranteed delivery procedures pursuant to the Offer); and (2) $0.7 million of accrued and unpaid interest on such tendered 2021 Notes; and (ii) approximately $99.9 million to the Trustee of the 2021 Notes Indenture in connection with the satisfaction and discharge of the remaining 2021 Notes. The amount deposited with the Trustee represents sufficient funds to pay holders of tendered 2021 Notes subsequently delivered in accordance with the guaranteed delivery procedures pursuant to the Offer and to redeem, on the redemption date of March 16, 2017, any and all of the other 2021 Notes that were not tendered and validly accepted prior to the Expiration Time or that were tendered and validly withdrawn prior to the Expiration Time. With respect to 2021 Notes that are tendered, validly accepted for purchase and subsequently delivered in accordance with the guaranteed delivery procedures pursuant to the Offer, holders of those 2021 Notes will receive payment of the base tender offer consideration on February 16, 2017, plus accrued and unpaid interest to, but not including, February 14, 2017, the payment date for the other 2021 Notes tendered and validly accepted in the Offer.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The 2027 Notes Indenture contains a covenant that, among other things, restricts Suburban’s ability to pay dividends or distributions or redeem or repurchase capital stock. Information concerning the 2027 Notes Indenture is set forth in Item 1.01, which information hereby is incorporated by reference into this Item 3.03.

Item 8.01	Other Events.

On February 14, 2017, Suburban issued a press release announcing the completion of the offering of the 2027 Notes, the completion of the Offer and the redemption of the remaining 2021 Notes, a copy of which is attached hereto as Exhibit 99.1 and hereby is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits:

4.1	Third Supplemental Indenture, dated as of February 14, 2017, relating to the 5.875% Senior Notes due 2027, among Suburban Propane Partners, L.P., Suburban Energy Finance Corp. and The Bank of New York Mellon, as Trustee.

5.1	Opinion of Proskauer Rose LLP.

23.1	Consent of Proskauer Rose LLP (included as Exhibit 5.1 hereto).

99.1	Press Release of Suburban Propane Partners, L.P. dated February 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.

Date: February 14, 2017	By:	/s/ Michael A. Kuglin
		Name:	Michael A. Kuglin
		Title:	Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit

4.1	Third Supplemental Indenture, dated as of February 14, 2017, relating to the 5.875% Senior Notes due 2027, among Suburban Propane Partners, L.P., Suburban Energy Finance Corp. and The Bank of New York Mellon, as Trustee.

5.1	Opinion of Proskauer Rose LLP.

23.1	Consent of Proskauer Rose LLP (included as Exhibit 5.1 hereto).

99.1	Press Release of Suburban Propane Partners, L.P. dated February 14, 2017.